                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT



NAME OF SUBSIDIARY                                   STATE OF INCORPORATION OR ORGANIZATION
West Ad...........................................                  Nevada
Reno Projects, Inc................................                  Nevada
Harveys C. C. Management Company, Inc.............                  Nevada
Harveys L. V. Management Company, Inc.............                  Nevada
Harveys Iowa Management Company, Inc..............                  Nevada
Harveys N.Y. Management Company, Inc..............                  Nevada
Harveys Tahoe Management Company, Inc.............                  Nevada
HCR Services Company, Inc.........................                  Nevada
Harveys Mass. Management Company, Inc.............                  Nevada
Harveys P. C., Inc................................                  Nevada
Harveys BR Management Company, Inc................                  Nevada
HBR Realty Company, Inc...........................                  Nevada
